UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

SideChannel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28745	86-0837077
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

146 Main Street, Suite 405, Worcester, MA 01608

(Address of principal executive offices)

Registrant’s telephone number, including area code: (508) 925-0114

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SDCH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 1, 2023, the Board of Directors (the “Board”) of SideChannel, Inc. (the “Company”) finding it in the best interest of the shareholders of the Company, and by written consent of the Board, have withdrawn the previously announced tender offer filed with the Securities and Exchange Commission on August 22, 2023 (the “Tender Offer”).

The Tender Offer was made to certain warrant holders to exchange warrants for shares of common stock. The Company has withdrawn the Tender Offer because the Tender Offer failed to meet the requirement that all warrants must be tendered by all eligible holders of the warrants. The Company has chosen not to waive this requirement and is therefore providing notices of withdrawal to warrant holders who submitted letters of transmittal for the Tender Offer. Due to the withdrawal of the Tender Offer, warrant holders who have submitted a letter of transmittal prior to the withdrawal of the Tender Offer will retain their original warrants and will not receive shares of common stock.

The foregoing descriptions of the Notice of Withdrawal of the Offer to the Holders of the Warrants, dated November 3, 2023 do not purport to be complete and are qualified in its entirety by reference to the full text of the Notice of Withdrawal of the Offer to the Holders of the Warrants, dated November 3, 2023, a copy of which is filed herewith as Exhibit 10.1, and to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Notice of Withdrawal of the Offer to the Holders of the Warrants (November 3, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2023

SIDECHANNEL, INC.

By:	/s/ Brian Haugli
Brian Haugli
Chief Executive Officer